SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 14, 2009
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                        (Date of earliest event reported)


                      HARRINGTON WEST FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                       0-50066                  48-1175170
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


610 Alamo Pintado Road, Solvang, California                                93463
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(Address of principal executive offices)                              (Zip Code)


                                 (805) 688-6644
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)





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Table of Contents
Item 1.01.      Entry into a Material Definitive Agreement.

SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2009, Harrington West Financial Group, Inc. ("HWFG") and its banking subsidiary, Los Padres Bank, FSB ("LPB"), each consented to the entry of Cease and Desist Orders (the "Company Order" and the "Bank Order," respectively, and together the "Orders") with the Office of Thrift Supervision ("OTS"). The Orders replace the Supervisory Agreements between the OTS and HWFG and LPB dated April 24, 2009.

Significantly, the Orders require among other things for LPB to become adequately capitalized (4% core tangible capital ratio and 8% total risk based capital ratio) by November 6, 2009, and to thereafter raise LPB's capital levels to an 8% tangible core capital ratio (6.46% at June 30, 2009) and a 12% total risk based capital ratio (7.67% at June 30, 2009) by December 31, 2009.

Over the last 7 quarters, the deep housing and economic recession and the credit crisis have negatively affected the performance of LPB's borrowers, caused substantial declines in the value of real estate in HWFG's primary markets, and negatively affected the performance and value of LPB's investment portfolio. LPB has significantly increased its reserves for loan losses due to the real estate value declines and performance of the loans, and additional risk-based capital and other than temporary impairments have been required for residential mortgage securities due to the performance of the securities and rating downgrades by the national rating agencies. This situation has further resulted in relatively large net losses for HWFG and LPB, lowering LPB's total risk based capital ratio to below adequately capitalized at June 30, 2009 and subjecting LPB and HWFG to prompt corrective action measures imposed by the OTS to quickly improve capital ratios. For many months, HWFG and LPB have been executing initiatives to raise the capital levels of LPB and to comply with all the provisions of the prior Supervisory Agreements, which have now been replaced by the Orders.

To build capital ratios, Management has reduced LPB's net loans by $66.6 million over the last 6 months (ended June 30, 2009) through sales and payoffs. Furthermore, on August 6, 2009, HWFG announced the sale of $100 million in loans and other assets, $93 million of deposits, and its three banking centers, two of which are owned, of its Harrington Bank division in the Kansas City metro for net book value plus a $4.1 million premium. This divestiture is expected to close in the December 2009 quarter. Given the reduction in assets and deposits and the premium earned, management presently expects that this transaction will boost LPB's total risk based capital ratio by 1.36%, all other things being equal, thereby returning LPB to an adequately capitalized level. Furthermore, HWFG currently is in discussions with several investors to increase LPB's equity capital levels above the required levels of the Orders and is consulting with the OTS and Federal Deposit Insurance Corporation ("FDIC") on such discussions and strategies.

Although the Company is working hard to address any deficiencies and meet the capital levels required by the Orders, no assurances can be given that the required capital can be raised and the capital ratios satisfied by the dates prescribed in the Orders. If the capital ratio levels can not be satisfied by these dates, or HWFG and LPB fail to comply with any other provision of the Orders, HWFG and LPB could be subject to further enforcement action by the OTS or FDIC. While HWFG and LPB intend to take such actions as may be necessary to comply with the Orders, there can be no assurance that HWFG or LPB will be able to comply fully with the Orders, or that the efforts to comply, or restrictions on the operations of HWFG and LPB contained in the Orders, will not have adverse effects on the operations and financial condition of HWFG and LPB.

In addition to the capital requirements noted above, the HWFG and LPB orders require that each entity to comply with certain restrictions and submit policies and plans regarding capital, liquidity, and asset quality. Most of these restrictions and requirements parallel the former Supervisory Agreements dated April 24, 2009, and Management and the Board have been addressing these requirements for a number of months and meeting all of the required deadlines for compliance.

The HWFG C&D order additionally requires:

     o The submission of a consolidated capital plan to the OTS by October 30, 2009, that details the steps HWFG and LPB will take to meet and maintain the capital requirements noted above;

     o    That  HWFG  not  declare,   make  or  pay  any  dividends  or  capital
          distributions or repurchase any capital stock without receiving the prior non-objection of the OTS;

     o That HWFG not incur, issue, renew, repurchase, or rollover any debt without the prior non-objection of the OTS;

     o The submission of an operations plan to the OTS by November 30, 2009, that addresses how HWFG will meet its financial obligations for the balance of 2009 through the end of calendar year 2012; and

     o That HWFG provide prior notification and receive non-objection to changes in executive management or members of the board of directors, refrain from entering into, renewing, extending or revising any contractual arrangement relating to compensation of executive management without receiving the prior non-objection from the OTS, and refrain from making certain severance or indemnification payments to executive management or the board of directors.

The LPB Order C&D order additionally requires:

     o The submission of a detailed capital plan to the OTS by October 30, 2009, that includes the steps LPB will take to meet and maintain the capital requirements noted above;

     o The submission of a contingency plan that details the actions to be taken by LPB should LPB be unable to meet the capital requirements at either November 6, 2009, or December 31, 2009, including a merger with another federally insured depository institution or holding company thereof, or the voluntary liquidation of LPB;

     o The submission to the OTS by November 30, 2009, of a revised allowance for loan and lease loss policy, a comprehensive liquidity policy, a revised comprehensive internal asset review policy, a concentrations risk management policy, and an enhanced loan modification policy;

     o The submission to the OTS by November 30, 2009, of a classified asset reduction plan that will return asset quality to a level acceptable to the OTS, including targets for the levels of classified assets as a percentage of tier one core capital and allowance for loan and lease losses and time frames for each such target;

     o That LPB not purchase securities or derivative instruments, other than agency backed securities, without the prior non-objection of the OTS;

     o    That LPB have and  maintain  sufficient  documentation  to support the
          valuation  of  self-valued   securities  as  reported  in  the  Thrift
          Financial Report - Schedule CMR;

     o That LPB provide prior notification and receive non-objection to changes in executive management or members of the board of directors, refrain from entering into, renewing, extending or revising any contractual arrangement relating to compensation of executive management without receiving the prior non-objection from the OTS, and refrain from making certain severance or indemnification payments to executive management or the board of directors;

     o That LPB not enter into any arrangement or contract with a third party that is significant to the operation of LPB unless LPB has provided 30 days prior notice to the OTS, determined that the arrangement complies with the standards and guidelines set forth in Thrift Bulletin 82a, and has received non-objection from the OTS;

     o    That LPB not engage in any transaction with an affiliate;

     o    That LPB not accept, renew or roll over any brokered deposit;

     o That LPB not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without prior non-objection from the OTS; and

     o That LPB pay no dividends or make any other capital distributions without the prior non-objection of the OTS.

The Orders will remain in effect until terminated, modified or suspended by the OTS.

The descriptions of the Orders and the corresponding Stipulation and Consent to Issuance of Order to Cease and Desist set forth above are qualified in their entirety by reference to copies of each Order and related Stipulation attached to this 8-K as Exhibit 10.1, 10.2, 10.3, and 10.4, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

     10.1 Cease and Desist Order between Harrington West Financial Group, Inc., and the Office of Thrift Supervision dated October 13, 2009.

     10.2 Stipulation and Consent to Issuance of Order to Cease and Desist between Harrington West Financial Group, Inc., and the Office of Thrift Supervision dated October 13, 2009.

     10.3 Cease and Desist Order between Los Padres Bank, FSB, and the Office of Thrift Supervision dated October 13, 2009.

     10.4 Stipulation and Consent to Issuance of Order to Cease and Desist between Los Padres Bank, FSB, and the Office of Thrift Supervision dated October 13, 2009.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           HARRINGTON WEST FINANCIAL GROUP, INC.


                           By: /s/ Craig J. Cerny
                               ------------------------------------
                               Craig J. Cerny
                               Chairman of the Board and Chief Executive Officer


Date: October 14, 2009.